Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:51 PM 12/06/2007
FILED 01:53 PM 12/06/2007
SRV 071292089 – 4469098 FILE

CERTIFICATE OF FORMATION

OF

ACP LANTERN REAL ESTATE, LLC

This Certificate of Formation of ACP Lantern Real Estate, LLC (the “LLC”) is being duly executed and filed by Gaia Morelli, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST:            The name of the limited liability company formed hereby is ACP Lantern Real Estate, LLC.

SECOND:       The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware is: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THIRD:          This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 6th day of December, 2007, and does hereby affirm that the statements contained herein have been examined by the undersigned and are true and correct.

By:	/s/Gaia Morelli
Name: Gaia Morelli
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:16 PM 02/21/2008
FILED 04:13 PM 02/21/2008
SRV 080199187 – 4469098 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company: ACP Lantern Real Estate, LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows: Article FIRST of the Certificate of Formation of the Company is hereby amended to read as follows:

“FIRST: The name of the limited liability company formed hereby is:

LANTHEUS MI REAL ESTATE, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21st day of February, A.D. 2008.

LANTHEUS MEDICAL IMAGING, INC.
Its Sole Member

By:	/s/ Donald Kiepert
Name:	Donald Kiepert
Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:21 PM 03/31/2009
FILED 04:06 PM 03/31/2009
SRV 090320946 – 4469098 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company:
Lantheus MI Real Estate, LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 1980I The name of its registered agent at such address is The Corporation Trust Company

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13th day of March, A.D. 2009.

By:	/s/ Michael Duffy
Authorized Person(s)

Name:	Michael Duffy
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